                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  Confidential, for Use of the Commission
                                                    Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[X]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                               Crawford & Company
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                               Crawford & Company
                                 P. O. Box 5047
                             Atlanta, Georgia 30302

                             ----------------------

                   AMENDMENT TO NOTICE OF AND PROXY STATEMENT
                FOR APRIL 30, 2002 ANNUAL MEETING OF SHAREHOLDERS

                             ----------------------


         In the Notice of Annual Meeting of Shareholders of Crawford & Company and the accompanying Proxy Statement dated March 22, 2002, one of the items of business listed and discussed is the ratification of Arthur Andersen LLP ("Andersen") as the Company's independent auditors for the 2002 fiscal year. Because of recent events involving Andersen, the Company will reopen the independent auditor selection process for 2002 and ratification of the independent auditor will not be on the agenda for the April 30, 2002 Annual Meeting. Accordingly, no shareholder votes are required or requested with respect to the ratification of Andersen as the Company's independent auditor for 2002.

         A copy of the Company's Press Release regarding this matter is on the reverse side of this notice.



March 28, 2002

[CRDA CRDB LOGO]


                                                                 [CRAWFORD LOGO]


FOR IMMEDIATE RELEASE                              FOR MORE INFORMATION CONTACT:
                                                   CRAWFORD & COMPANY
                                                   JOHN GIBLIN @ (404) 847-4571


                                                                  MARCH 27, 2002


             CRAWFORD REQUESTS AUDIT PROPOSALS FOR 2002 FISCAL YEAR


ATLANTA - John F. Giblin, Chief Financial Officer for Crawford & Company, announced today that Crawford has issued a request for global audit proposals ("RFP") for the 2002 fiscal year to six international accounting firms, including Arthur Andersen, LLP, its auditor for the last 50 years. The RFP's will be reviewed by the Audit Committee of the Board of Directors, and it is anticipated that the Company's Board of Directors will select the 2002 independent auditor in the second quarter. In the interim, Andersen will continue to serve as the Company's auditor.

Mr. Giblin further noted, "Arthur Andersen has provided high quality auditing services to Crawford & Company since 1951. Although the Company's Board of Directors, at their January 2002 meeting, approved Andersen as the Company's independent auditor for 2002, recent events have led to the decision by the Company to reopen that selection process."

Although ratification of the appointment of Andersen was on the agenda and included in the Proxy Statement already distributed to Crawford's shareholders for the April 30, 2002 Annual Meeting, no action will be taken at that meeting related to ratification of the Board's selection of independent auditors for the 2002 fiscal year.

Crawford & Company is the world's largest independent provider of diversified services to insurance companies, self-insured corporations, and governmental entities. Among the many services the Company provides are claims administration, loss adjustment, healthcare management, risk management services, class action administration, and risk information services.

Crawford & Company is an Atlanta-based corporation with approximately 10,000 employees worldwide and over 700 offices in 67 countries. The Corporation's shares are publicly traded on the New York Stock Exchange under the symbols CRDA and CRDB. Its Web address is www.crawfordandcompany.com.

                                      #####